ASHLEY CAPITAL MANAGEMENT, INCORPORATED

               FIRST WRITTEN ACTION OF THE BOARD OF DIRECTORS

        On the 24th day of October, 1996, Shira Del Pacult, the sole Director of ASHLEY CAPITAL MANAGEMENT, INCORPORATED (the "Corporation") took the following actions:

                              SALE OF STOCK

        The Corporation has received a subscription in the amount of $1,000 in full payment for 1,000 shares of no par common stock of the Corporation and that 1,000 shares of the Corporation's common stock, no par value, should be issued. The following resolution was adopted:

        RESOLVED: That the proper Officers of the Corporation are hereby authorized and directed to duly execute and deliver unto Shira Del Pacult a certificate in the form adopted by the Corporation to evidence the issuance of 1,000 shares of fully paid and non-assessable, no par, common stock of this Corporation.

                           ELECTION OF OFFICERS

        The following person was nominated and elected as the Officer of the Corporation to hold the offices designated and to serve until her successor is chosen and qualified:

    President, Chief Executive Officer , Vice President, Regulation and Finance, Treasurer and Secretary
    Shira Del Pacult

                          INCORPORATION EXPENSES

        The following resolution was adopted:

        RESOLVED: That the Treasurer be, and he hereby is authorized to pay all fees and expenses incident to and necessary for the organization of the Corporation.

                          SEAL AND RECORD BOOKS

        The following resolutions were adopted:

        RESOLVED: That the seal, an impression of which is affixed to the by-laws shall be acquired by the Secretary and such duplicate seals as deemed appropriate may be maintained by the officers of the Corporation; and

        RESOLVED, FURTHER: The Secretary shall establish such minute books and to otherwise maintain the records of the Corporation.

                        AUTHORITY TO DO BUSINESS

        The following resolution was adopted:

        RESOLVED: That for the purpose of authorizing the Corporation to do business in any Commonwealth, State, territory or dependency of the United States or any foreign province, state or country, in which it is necessary or expedient for the Corporation to transact business, the proper officers of this Corporation are hereby authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary certificates, reports, powers of attorney, and other instruments as may be required by the laws of such commonwealth, state, territory, dependence, province or country; and whenever it is expedient or necessary for this Corporation to cease doing business within such commonwealth, state, territory, dependence, province, or country such Officers are authorized to do such acts as are necessary to withdraw therefrom, including, but not limited to, the revocation of any appointment of agent or attorney for service of process, and filing of certificates, reports revocation of appointment, or surrender of authority.

                   BANK ACCOUNTS AND FINANCIAL RECORDS

        The following resolutions were adopted:

        RESOLVED: That the President together with the Treasurer of this Corporation, be, and they hereby are, authorized in the name of this Corporation and on behalf of this Corporation, to (i) open and maintain bank accounts in such banking institutions as they, shall, from time to time, deem necessary or appropriate; and (ii) give instructions as to whom the transfer or withdrawal of funds from any such account shall be made; and (iii) close any such account of such time as they may determine; and

        RESOLVED, FURTHER: That this Corporation does hereby assume full responsibility for all payments made by any banking institution in good faith and in reliance upon the facsimile signature of any Officer or employee of this Corporation authorized by virtue of the foregoing resolution to sign checks drawn against any bank account of this Corporation; and

        RESOLVED, FURTHER: The Treasurer is hereby authorized and directed to establish and maintain the financial records, engage accountants and auditors, and file the Federal and state tax returns of the Corporation.

                    GOVERNMENT PERMITS AND/OR CONSENTS

        The following resolution was adopted:

        RESOLVED: That the President, the Executive Vice President, or any Vice President of the Corporation be and each of them hereby is, authorized to execute and deliver, from time to time, in the name and on behalf of the Corporation any and all applications, indemnities, guaranties, surety bonds, and financial statements any such officer deems necessary or desirable to obtain certificates, licenses, permits or other forms of consent from any government agency to maintain and operate the Corporation in the normal course of the Corporation's business activity.

                    AUTHORITY TO ACT AS GENERAL PARTNER

        The following resolutions were adopted:

        RESOLVED: That the Corporation be, and hereby is, authorized to enter into the investment business as a General Partner for Limited Partnerships and to hire agents, legal counsel and accountants to further their entry into the investment business; and

        RESOLVED, FURTHER: That the Corporation be, and hereby is, authorized to act as General Partner for the formation of Limited Partnerships and cause Private Placement Memorandums, Registration Statements and all other forms of qualification documents necessary to sell interests in such Limited Partnerships to be filed with the Federal and state authorities and all other notices and filings and other legal documents to be prepared and filed accordingly to law to permit the Limited Partnerships to sell interests and engage in business as contemplated in the respective Limited Partnership agreements; and

        RESOLVED, FURTHER: That all efforts made by the promoters of the Corporation prior to the incorporation of the Corporation, specifically the retention of legal counsel and other steps in preparation to form the Corporation and all other activities to further the business of the Corporation are hereby ratified and confirmed.

                  AUTHORITY TO CONDUCT COMMODITY BUSINESS

        The following resolutions were adopted:

        RESOLVED: Shira Del Pacult, President of the Corporation, shall have sole authority over the commodity department of the Corporation. Ms. Pacult will be solely responsible for the management and supervision of the associated persons, the approval of customers accounts for suitability, and the implementation of the business plan of the commodity department; and

        RESOLVED, FURTHER: The Corporation will report to the CFTC or the National Futures Association ("NFA"), as required by law, within 20 days, any change in the management of the commodity department which relates to the delegation of authority to Ms. Pacult; and

        RESOLVED, FURTHER: Ms. Pacult is authorized to file such forms with the CFTC and the NFA to permit the Corporation to become registered as a commodity pool operator and to become a member of the NFA and which are necessary or desirable to permit the Corporation to be engaged in the business of management of the commodity business as the General Partner of a commodity pool to be called Atlas Futures Fund, Limited Partnership.

                         COMMODITY COMPLIANCE

        The following resolutions were adopted:

        RESOLVED: The Corporation hereby adopts the compliance procedure documents presented to the Corporation by the Chairman today. The compliance department of the Corporation shall become familiar with the procedures described and is authorized to employ such consultants as the President deems necessary or desirable to assist in the implementation of full and complete compliance with all actions described; and

        RESOLVED, FURTHER: The President is authorized to cause amendments, from time to time, to the Commodity Compliance Procedures Manual of the Corporation to reflect changes required or deemed desirable to keep the Corporation in complete compliance with all applicable laws, regulations, and rules related to the CFTC regulated business; and

        RESOLVED, FURTHER: The officers of the Corporation are hereby authorized to take all actions required to maintain NFA membership including, but not limited to, compliance with all rules of the NFA which will govern the activities of the Corporation as a commodity pool operator.

                       COMMODITY CLEARING AGREEMENT

    The Chairman reported that it was necessary and desirable to enter into a clearing agreement with Vision, Ltd. to serve as the Futures Commission Merchant for the Limited Partnership to be formed by the Corporation as General Partner to be known as the Atlas Futures Fund. The following resolutions were adopted:

        RESOLVED: That the officers of the Corporation are authorized and directed to enter into a clearing agreement with Vision, Ltd. on behalf of the limited partnership to be formed under the name Atlas Futures Fund, Limited Partnership, upon such business terms as evidenced by the officers signature on such clearing agreement; and

        RESOLVED, FURTHER: Ms. Pacult is authorized and directed to deliver such financial information and take such other steps as she deems necessary or desirable to permit the Corporation to function as a General Partner of Atlas Futures Fund, Limited Partnership, and to maintain trading accounts through Vision, Ltd. as contemplated by the foregoing resolution.

                         APPOINTMENT OF LAW FIRM

        The following resolution was adopted:

        RESOLVED: That the Corporation employ The Scott Law Firm, P.A. to serve as general counsel to the firm pursuant to the terms of the contract reviewed by the Board today.

                          APPOINTMENT OF AGENTS

        The following resolution was adopted:

        RESOLVED: That the Corporation employ Joel M. Friedman, Two Prudential Plaza, 180 North Stetson Avenue, Suite 850, Chicago, IL 60601-6712, to serve as tax counsel to the Corporation for the year ended 1996 in accordance with their engagement letter reviewed by the Board today.

                       ELECTION AS S CORPORATION

        The following resolution was adopted:

        RESOLVED: That this Corporation elect to be treated as a "Small Business Corporation" under Sections 1244 and 1372(a) of the Internal Revenue Code and the Officers be, and they hereby are, authorized and directed to execute such election on Form 2553 and deliver the same to the Internal Revenue Service..

                         LOAN FROM SHAREHOLDER

  The following resolution was adopted:

        RESOLVED: That the Corporation borrow up to $500,000 from the shareholder to be repaid, on demand, with interest at twelve percent per year.

        There being no further business to be considered, the sole Director of Ashley Capital Management, Inc. executed this Written Action on the date first above written.


s/ Shira Del Pacult
Ms. Shira Del Pacult
Sole Director